Exhibit 99.1

Nuvectis Pharma, Inc. Reports 2024 Financial Results and Business Highlights

•	NXP800 Phase 1b study in patients with platinum resistant, ARID1a-mutated ovarian cancer is ongoing; Orphan Drug Designation granted by the U.S. FDA. Updated Phase 1b results anticipated in Q2 2025

•	NXP900 Phase 1a dose escalation study continues to enroll, preparation for the start of the Phase 1b program is underway. Phase 1b program expected to begin in mid-2025

•	Follow-on offering completed in February 2025 extends cash runway into 2027

Fort Lee, NJ, February 25, 2025 (GLOBE NEWSWIRE) - Nuvectis Pharma, Inc. (NASDAQ: NVCT) ("Nuvectis" or the "Company"), a clinical-stage biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology, today reported its financial results for the year ended December 31, 2024 and provided an update on recent business progress.

Ron Bentsur, Chairman and Chief Executive Officer of Nuvectis, commented, “In 2024, Nuvectis made important progress in the development of our two clinical-stage drug candidates, NXP800 and NXP900. NXP800 was granted Orphan Drug Designation by the U.S. FDA for the treatment of ARID1a-deficient ovarian, fallopian tube and primary peritoneal cancers. Enrollment is ongoing in the Phase 1b clinical trial, in which patients with platinum resistant, ARID1a-mutated ovarian cancer are currently being treated with a dose of 75mg/day, on an intermittent dosing schedule. We intend to provide an update from this study in the second quarter and plan to provide the first data from the investigator-initiated study in cholangiocarcinoma later this year.”

Mr. Bentsur continued, "For NXP900, enrollment continues in the Phase 1a dose escalation clinical trial and we are pleased with the emerging clinical profile of NXP900, based on safety, pharmacokinetics and pharmacodynamics information to date. In parallel, preparations are underway to begin the Phase 1b program in mid-year. This program is designed to evaluate NXP900 as monotherapy in YES1/SRC-driven solid tumors, and in combination with EGFR and ALK inhibitors, in patients with non-small cell lung cancer. Positive results could showcase NXP900’s potential broad applicability in these large oncology markets.

Mr. Bentsur concluded, "Our successful follow-on offering, completed this month, provided Nuvectis with $15.5M in gross proceeds, which extend our cash runway into 2027. Based on the continued progress with the NXP800 and NXP900 programs, the strength and drug development expertise of our team, and expanded cash resources, I believe Nuvectis is well-positioned to generate meaningful results in our clinical portfolio in 2025 and beyond."

Full Year 2024 Financial Results

Cash and cash equivalents were $18.5 million as of December 31, 2024, compared to $19.1 million as of December 31, 2023. The decrease of $0.6 million was a result of the Company's continued operations, offset by access to our at-the-market offering facility.

The Company's net loss was $19.0 million for the year ended December 31, 2024, compared to $22.3 million for the year ended December 31, 2023, a decrease in net loss of $3.3 million. Net loss for the 2024 fiscal year included $4.9 million in non-cash stock-based compensation.

Research and development expenses, including non-cash stock-based compensation were $12.9 million for the year ended December 31, 2024, compared to $15.4 million for the year ended December 31, 2023, a decrease of $2.5 million.

General and administrative expenses, including non-cash stock-based compensation were $6.9 million for the year ended December 31, 2024, compared to $7.5 million for the year ended December 31, 2023, a decrease of $0.6 million.

Interest income was $0.8 million for the year ended December 31, 2024, compared to $0.6 million for the year ended December 31, 2023, an increase of $0.2 million.

About Nuvectis Pharma, Inc.

Nuvectis Pharma, Inc. is a biopharmaceutical company focused on the development of innovative precision medicines for the treatment of serious conditions of unmet medical need in oncology. The Company is currently developing two clinical-stage drug candidates, NXP800 and NXP900. NXP800 is an oral small molecule GCN2 activator currently in a Phase 1b clinical trial for the treatment for platinum resistant, ARID1a-mutated ovarian carcinoma and in an Investigator-sponsored clinical trial for the treatment of cholangiocarcinoma. NXP900 is an oral small molecule inhibitor of the SRC Family of Kinases (SFK), including SRC and YES1. NXP900’s unique mechanism of action enables it to inhibit both the catalytic and scaffolding functions of the SRC kinase thereby providing complete shutdown of the signaling pathway. NXP900 is currently in a Phase 1a dose escalation study.

For more information on Nuvectis, please visit our website at https://nuvectis.com/.

Forward Looking Statements

This press release contains "forward-looking statements" within the meaning of the U.S. federal securities laws, which statements are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as "anticipate”, "believe”, "contemplate”, "could”, "estimate”, "expect”, "intend”, "seek”, "may”, "might”, "plan”, "potential”, "predict”, "project”, "target”, "aim”, "should”, "will”, "would”, or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on Nuvectis Pharma, Inc.'s current expectations, including preclinical and clinical safety and efficacy data generated to date for NXP800 and NXP900, estimates and projections about future events and trends that we believe may affect our business, financial condition, results of operations, prospects, business strategy, and financial needs. The outcome of the events described in these forward-looking statements are subject to inherent uncertainties, risks, assumptions, market and other conditions, and other factors that are difficult to predict and include statements and data regarding the preclinical studies for NXP800 and NXP900, and the Phase 1a data for NXP800 and the NXP900 Phase 1a study data to date, as well as the clinical expectations for the ongoing NXP800 Phase 1b study in platinum-resistant, ARID1a-mutated ovarian carcinoma, including the potential ability of the 75mg/day dose intensity in the NXP800 Phase 1b study to generate satisfactory safety and efficacy results, statements regarding NXP800's potential ability to become a therapeutic option for the treatment of platinum-resistant, ARID1a-mutated ovarian carcinoma, cholangiocarcinoma, and potentially other cancer indications, and the timing for completion of the clinical trials, including the ongoing NXP800 Phase 1b study in platinum-resistant ARID1a-mutated ovarian cancer and the investigator-initiated study in cholangiocarcinoma, and statements regarding NXP900's therapeutic potential and the expected timing for the completion of the Phase 1a dose-escalation study and start of the NXP900 Phase 1b program. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are subject to market and other conditions and described more fully in the section titled "Risk Factors" in our 3Q 2024 Form 10-Q and our other public filings with the U.S. Securities and Exchange Commission ("SEC"). However, these risks are not exhaustive and new risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this press release or other filings with the SEC. Any forward-looking statements contained in this press release speak only as of the date of this press release. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as may be required by law, and we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995.

Company Contact

Ron Bentsur

Chairman, Chief Executive Officer and President

201-614-3151

rbentsur@nuvectis.com

Media Relations Contact

Christopher M. Calabrese

LifeSci Advisors

Tel: 917-680-5608

ccalabrese@lifesciadvisors.com

NUVECTIS PHARMA, INC.

BALANCE SHEETS

(USD in thousands, except per share and share amounts)

	December 31,
	2024	2023
Assets
CURRENT ASSETS
Cash and cash equivalents	$18,533	$19,126
Other current assets	74	59
TOTAL CURRENT ASSETS	18,607	19,185

TOTAL ASSETS	$18,607	$19,185

Liabilities and Stockholders’ Equity

CURRENT LIABILITIES
Accounts payables	$2,498	$2,771
Accrued liabilities	840	415
Employee compensation and benefits	5,556	3,798
TOTAL CURRENT LIABILITIES	8,894	6,984
TOTAL LIABILITIES	8,894	6,984

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Common Shares, $0.00001 par value – 60,000,000 shares authorized as of December 31, 2024, and December 31, 2023, 19,495,683, and 17,418,886 shares issued and outstanding as of December 31, 2024 and December 31, 2023, respectively	*	*
Additional paid in capital	82,958	66,446
Accumulated deficit	(73,245)	(54,245)
TOTAL STOCKHOLDERS’ EQUITY	9,713	12,201
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$18,607	$19,185

*	Represent amount lower than $1,000 USD.

NUVECTIS PHARMA, INC.

STATEMENT OF OPERATIONS

(USD in thousands, except per share and share amounts)

	For the year ended	For the year ended
	December 31, 2024	December 31, 2023
OPERATING EXPENSES
Research and development	$12,918	$15,380
General and administrative	6,929	7,517

OPERATING LOSS	(19,847)	(22,897)
Finance income	847	637

NET LOSS	$(19,000)	$(22,260)
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(19,000)	$(22,260)
BASIC AND DILUTED NET LOSS PER COMMON SHARE OUTSTANDING	$(1.11)	$(1.43)
Basic and diluted weighted average number of common shares outstanding	17,113,169	15,556,655